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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

           Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Act of 1934


Date of Report (Date of earliest event reported):  July 17, 1996


GEODYNE INSTITUTIONAL/PENSION ENERGY INCOME P-1 LIMITED PARTNERSHIP GEODYNE INSTITUTIONAL/PENSION ENERGY INCOME P-2 LIMITED PARTNERSHIP GEODYNE INSTITUTIONAL/PENSION ENERGY INCOME LIMITED PARTNERSHIP P-3 GEODYNE INSTITUTIONAL/PENSION ENERGY INCOME LIMITED PARTNERSHIP P-4 GEODYNE INSTITUTIONAL/PENSION ENERGY INCOME LIMITED PARTNERSHIP P-5 GEODYNE INSTITUTIONAL/PENSION ENERGY INCOME LIMITED PARTNERSHIP P-6
- -------------------------------------------------------------------
       (Exact name of Registrant as specified in its Articles)

                         P-1: 0-17800             P-1: 73-1330245
                         P-2: 0-17801             P-2: 73-1330625
  P-1 and P-2:           P-3: 0-18306             P-3: 73-1336573
     Texas               P-4: 0-18308             P-4: 73-1341929
P-3 through P-6:         P-5: 0-18637             P-5: 73-1353774
   Oklahoma              P-6: 0-18937             P-6: 73-1357375
- ----------------         --------------          -----------------
(State or other          (Commission              (I.R.S. Employer
jurisdiction of          File No.)                Identification)
incorporation or
organization)



          Two West Second Street, Tulsa, Oklahoma      74103
          ---------------------------------------------------
          (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (918) 583-1791
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ITEM 5:   OTHER EVENTS

     On November 23 and 25, 1994, Geodyne Resources, Inc., the general partner ("General Partner") of the Geodyne Institutional/Pension Energy Income Limited Partnerships P-1, P-2, P-3, P-4, P-5, and P-6 (collectively, the "Partnerships"), PaineWebber Incorporated ("PaineWebber"), and certain other parties were named as defendants in two related lawsuits alleging misrepresentations made to induce investments in the Partnerships and asserting causes of action for common law fraud and deceit and unjust enrichment (Romine v. PaineWebber, Inc. et al., Case No. 94-CIV-8558, U.S. District Court, Southern District of New York and Romine v. PaineWebber, Inc. et al., Case No. 94-132844, Supreme Court of the State of New York, County of New York). The federal court case was later consolidated with other similar actions (to which the General Partner is not a party) under the title In Re: PaineWebber Limited Partnerships' Litigation (the "Federal Class Action") and was certified as a class action on May 30, 1995. A class action notice was mailed on June 7, 1995 to all members of the class. The Federal Class Action also alleges violations of 18 U.S.C. Sec. 1962(c) and the Securities Exchange Act of 1934. Compensatory and punitive damages, interest, and costs have been requested in both matters. PaineWebber has agreed to indemnify the General Partner with respect to all claims asserted by the plaintiff in the lawsuits pursuant to that certain Indemnification Agreement dated November 24, 1992 by and between PaineWebber and Samson Investment Company (the "Indemnification Agreement"). The amended complaint in the federal action no longer asserts any claim directly against the General Partner. As a result of the Indemnification Agreement, the General Partner does not believe that it will be required to pay any damages or expenses in this matter.
     On December 6, 1994 the Partnerships, among other parties, were named as defendants in a lawsuit alleging causes of action based on fraud, negligent misrepresentation, breach of fiduciary duty, breach of implied covenant, and breach of contract in connection with the offer and sale of units of limited partnership interest in the Partnerships ("Units") (Marion Woolf v. Geodyne Resources, Inc., et al., Case No. 94-059799, District Court of Harris County, Texas). The plaintiff's petition alleged that the lawsuit was being brought as a class action on behalf of investors who purchased Units in the Partnerships. The lawsuit has been consolidated with another pending lawsuit in Harris County, Texas (Sidney Neidick, et al. v. Geodyne Resources, Inc., et al, Case No. 94-052860, District Court of Harris County, Texas). On June 7, 1995, the General Partner and the Partnerships were dismissed without prejudice as defendants in the matter. In addition, on June 7, 1995, the matter was certified as a class action. A class action notice was mailed on June 7, 1995 to all limited partners in the Partnerships who are members of the class. PaineWebber has agreed to indemnify the General Partner and the Partnerships and their affiliates with respect to all claims asserted by the plaintiff in the lawsuit pursuant to the Indemnification Agreement in the event the General Partner or the Partnerships are rejoined in the matter at a later time. As a result of both the dismissal and the Indemnification Agreement, the General Partner does not believe that either the Partnerships or the General Partner will be required to pay any damages or expenses in this matter.

     On January 18, 1996, PaineWebber issued a press release indicating that it had reached an agreement to settle the pending Federal Class Action, along with the consolidated Neidick case referred to above (collectively, the "PaineWebber Partnership Class

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Actions") along with  a settlement  with the  Securities and  Exchange
Commission (the "SEC") and an agreement to settle with various state securities regulators. On that date, PaineWebber paid $125 million
into   an  interest  bearing  account  as  part  of  a  memorandum  of
understanding  in  connection  with   the  proposed  settlement   (the
"Settlement Fund"). The Settlement Fund applies to claims related to both the Partnerships and certain other investment programs sold by
PaineWebber.   In addition, PaineWebber agreed to a SEC administrative
order creating a capped $40 million fund (the "SEC Claims Fund"), which is to be distributed to eligible Unit Holders by an independent administrator (the "Claims Administrator"); a civil penalty of $5 million leveled by the SEC; and payments aggregating $5 million to state securities administrators. Such settlement is not an obligation of either the Partnerships or the General Partner and, accordingly,
would not affect  the financial statements of the Partnerships.   As a
result of the Indemnification Agreement, the General Partner does not believe that it will be required to pay any damages or expenses in this matter.

     In connection with the PaineWebber Partnership Class Actions, on July 17, 1996 the federal court entered a preliminary order regarding the settlement proceedings referred to above. Pursuant to that order, plaintiffs' counsel have undertaken to mail to class members the Class Settlement Notice (the "Notice") and Proof of Claim. Eligible class members are generally those who purchased their Units through PaineWebber on or before December 31, 1992 and who have not (i) previously opted out of the Class, (ii) previously released
PaineWebber,  or  (iii)  finally   adjudicated  their  claims  against
PaineWebber.

     A complete description of the proposed settlement terms is included in the Notice. As discussed in the Notice a limited partner's participation in this settlement will not affect the ownership of the Units and does not require the limited partner to sell or transfer the Units. The limited partner's participation in the proposed settlement does NOT require the limited partners to continue to hold the Units.

     Plaintiffs' counsel will be responsible for allocating payments from the $125 million Settlement Fund previously funded by PaineWebber among eligible limited partners and investors in other unrelated PaineWebber partnerships in accordance with the settlement. The amount and date of any payment will vary depending upon many factors set forth in the Notice. It is currently expected that payments from the Settlement Fund will be made in early 1997.

     In addition, eligible limited partners in all Partnerships who held their Units on June 3, 1996 may be entitled to certain additional payments from an escrow fund to which PaineWebber will make payments through May 30, 2001 if spot market oil and natural gas prices as reported by the New York Mercantile Exchange fall below certain thresholds set forth in the Notice ("Pricing Guarantee"). The threshold prices used in the Pricing Guarantee are $18 per barrel of oil and $1.80 per Mcf of gas. Under the Notice, PaineWebber payments, if any, made pursuant to the Pricing Guarantee will be paid to the limited partners of record on June 3, 1996 irrespective of whether they subsequently sell/dispose of their Units to third parties. The Pricing Guarantee does NOT attach to the Units as an attribute of ownership in the Partnerships and is not an obligation of either the General Partner or the Partnerships.

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     A  look back provision is  also included in  the settlement which may provide additional funds as of January 1, 2001 for eligible limited partners. Class members who sold their Units prior to June 3, 1996 will not be eligible for payments, if any, due under the Pricing Guarantee or the look back provision.

     Eligible limited partners who wish to participate in the settlement must timely execute and return a proof of claim by January 17, 1997, which includes a Release, Covenant Not to Sue, and Acknowledgement, all as more further described in the Notice.

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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         GEODYNE INSTITUTIONAL/PENSION ENERGY
                              INCOME P-1 LIMITED PARTNERSHIP
                         GEODYNE INSTITUTIONAL/PENSION ENERGY
                              INCOME P-2 LIMITED PARTNERSHIP
                         GEODYNE INSTITUTIONAL/PENSION ENERGY
                              INCOME LIMITED PARTNERSHIP P-3
                         GEODYNE INSTITUTIONAL/PENSION ENERGY
                              INCOME LIMITED PARTNERSHIP P-4
                         GEODYNE INSTITUTIONAL/PENSION ENERGY
                              INCOME LIMITED PARTNERSHIP P-5
                         GEODYNE INSTITUTIONAL/PENSION ENERGY
                              INCOME LIMITED PARTNERSHIP P-6

                         By:  GEODYNE RESOURCES, INC.
                              General Partner


DATE: July 30, 1996           /s/ Dennis R. Neill
                              Dennis R. Neill
                              President


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